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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95711) and in the Registration Statements on Forms S-8 (No. 333-76667, 333-76665, 333-93719, 333-93839, 333-79997,
333-68703,333-52035, 333-24831, 333-00535, 033-59153,) of our report dated March
2, 2000, except as to the pooling of interests with Alation Systems, Inc. which is as of May 24, 2000, relating to the financial statements of Cypress Semiconductor Corporation, which appears in the Current Report on Form 8-K/A of Cypress Semiconductor Corporation dated June 15, 2000.


PricewaterhouseCoopers LLP
San Jose, California
June 15, 2000